Exhibit 4.18.3

Additional Agreement No. 3

to Contract on connection of telecommunication networks between OAO Rostelecom and OJSC Dalsvyaz No. 1-DVF dated August 8, 2003

Moscow	Dated June 9, 2006

Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by OAO Rostelecom General Director Dmitry Yevgenievich Yerokhin, authorized to act by the Charter, on the one part, and, Far East Telecommunications Company, hereinafter referred to as the “Operator”, represented by General Director Anton Alekseyevich Alekseyev, authorized to act by the Charter, on the other part, hereinafter collectively referred to as the “Parties” and separately referred to as “Party”:

In view of

A. Rostelecom and the Operator entered into the Contract on the connection of telecommunications networks No. 1-DVF dt. January 01, 2006 in a new version, in accordance with which Rostelecom renders to the Operator the services on interconnection, and the Operator renders to Rostelecom Traffic admission Services (hereinafter - “Contract”);

B. The conditions of the Contract do not regulate the legal relationships of the Parties  connected with the admission through telecommunications networks of the Operator and Rostelecom of the traffic, other than the traffic the admission of which is performed by the Operator in connection with the rendering to the Users of the long-distance and international telecommunication services on the part of Rostelecom;

C. The Parties intend to settle legal relationships arising in connection with admission of traffic from the mobile telecommunication networks;

have concluded this Additional Agreement (hereinafter - “Agreement”) to the Contract about the following:

1.     Terms and Definitions

In this Agreement the following terms and definitions have the following meanings if not otherwise indicated by this Agreement:

1.1.     “Reporting period” means the period of one calendar month during which the Traffic admission Services were rendered.

1.2.     “Billing period” means a calendar month following the Reporting period.

1.3.     “Traffic” means any traffic outgoing from the Operator’s network to the network of Rostelecom, which

1)    is not connected with the rendering by Rostelecom or other long-distance and international telecommunications operators of the long-distance and international telecommunication services to the Users.

2)    is not the traffic identified in para. 3.3.4. hereof.

1.4.     “Traffic admission Services” means the service of the long-distance termination of call to other operator’s networks rendered by Rostelecom to the Operator concerning the Traffic.

2.         Subject Matter of the Agreement

2.1.     Rostelecom is obliged under the connection conditions specified in the Contract and in this Agreement, to render the Operator Traffic admission Services, and the Operator is obliged to make payments for them.

3.         Rights and Obligations of the Parties

3.1.     Rostelecom undertakes the following obligations:

3.1.1.      To render to the Operator, with the consideration of technical resources and in accordance with this Agreement, Traffic admission Services.

3.1.2.      To provide the calculation and submission of the data on the volume of the rendered  Traffic admission Services.

3.1.3.      To provide by the admission of Traffic in their responsibility zone of the service quality and speech transmission quality for long-distance and international telecommunications  in accordance with the normative documents and the agreement on service quality (if available).

3.1.4.      To provide the storage of the Traffic admitted during the term established by current law.

3.2.     Rostelecom has a right:

3.2.1.      To determine in accordance with para. 3.2.1. of the Contract, new connection conditions (including the costs of Traffic admission Services), indicated in this Agreement, but not more often than once a year.

3.2.2.      To determine the Traffic routing on the route segment                                                       .

3.2.3.      On the basis of a court decision, to impose restrictions on the rendering of Traffic admission Services.

3.3.     The Operator undertakes the following obligations:

3.3.1.      To make payments for the Traffic admission Services rendered by Rostelecom under the conditions hereof.

3.3.2.      To provide in its responsibility zone the parameters of telecommunication services quality and speech transmission quality for long-distance and international telecommunications in accordance with the normative documents and the agreement on service quality (if available).

3.3.3.      The Operator provides the submission of information about the number of the User  performing the call. In case of discrepancy of the information about the actual number of the User performing the call, the Operator accounts to Rostelecom in the order established by this Additional Agreement.

4.         Mutual obligations of the Parties:

4.1.     To perform in due manner and full volume their obligation hereunder.

4.2.     To maintain the confidential character of the conditions and provisions hereof in the order estimated by the Contract.

5.         Additional essential conditions of telecommunications networks connection and their interaction

In addition to the essential conditions of telecommunications networks connection and interaction, the Parties agree to determine the following additional conditions:

5.1.     The list of Traffic admission Services is specified in para. 1.4 hereof. The order of Traffic admission is determined on the basis of the current law, the licenses of the interacting operators and in accordance with the technical conditions of connection.

5.2.     The order of payments for the Traffic admission Services is established in Section 6  hereof.

6.         The cost of Traffic admission Services and the billing procedure

6.1.     The Operator remunerates Traffic admission Services in accordance with Appendix No. 1 hereto. The cost of Traffic admission Services for the Reporting period is calculated on the basis of the data on the natural volumes of the rendered Traffic admission Services during the Reporting period.

6.2.     By change of Traffic admission Services costs by the Federal agency of the executive powers of the Russian Federation, regulating the cost of such services, the Parties introduce new prices from the date indicated by the order of such Federal agency of the executive powers of the Russian Federation, by means of concluding an additional agreement, which must be signed by the Parties.

6.3.     The remuneration of Traffic admission Services is performed by the Operator on a monthly basis, no later than within ten (10) days from the signing by the Parties of the Act of rendered Traffic admission Services.

6.4.     The Parties present to each other the data on the volume of Traffic admission Services rendered in the following order:

6.4.1.      No later than the 6th day of the Billing period Rostelecom submits to the Operator the report on the volumes of Traffic admission Services.

6.4.2.      The Parties check and coordinate the data on the volume of Traffic admission Services  rendered (accepted) during the Reporting period, directed in accordance with para. 6.4.1 hereof.

6.5.     Rostelecom presents to the Operator the Traffic admission Services Report (Appendix 2 hereto), no later than the 8th day of the Billing period, including the data on the volume of Traffic admission Services  rendered.

6.6.     The Operator signs the Traffic admission Services Report no later than the 9th day of the Billing period.

6.7.     Rostelecom presents to the Operator the invoice for the rendered Traffic admission Services no later than the 10th day of the Billing period. Copies of the invoice, the Traffic admission Services Report are sent by a facsimile transmission, the originals are sent by post.

6.8.     Without prejudice to provisions of para. 6.4. each Party shall be entitled to check the data submitted by the other Party and reconcile with its own data for discrepancies in accordance with the procedure specified herein.

In case of discrepancies of the data of the Parties in charges for the Traffic admission Services for the accounting period within 3 % plus/minus recalculation of amount payable for the Traffic admission Services rendered shall not be performed.

If the Operator’s data on the cost of the rendered Traffic admission Services differ from the data of Rostelecom by more than 3% plus/minus, no later than the 17th day of the Billing period, Rostelecom sends to the Operator the Reconciliation Report of the data on the Traffic admitted and the cost of the services rendered, indicating the acknowledged and disputed data volumes.

The Parties undertake to perform actions directed at the elimination of data discrepancy in the order established by Appendix 6 hereof. After the determination of the causes of data discrepancy, the Parties perform the correction of service costs in the next Billing period (in the Services Report).

6.9.     The payments are transferred to the account of Rostelecom indicated in this Agreement. For the identification of the payments the Operator indicates the number of the Contract, the number of this Agreement and the account number.

7.         Responsibility of the Parties.

7.1.     The Parties undertake the responsibility for the non-performance or unduly performance of the obligations under the Agreement in accordance with the current law of the Russian Federation.

7.2.     In case of violation by the Operator of the terms of performance of their obligations for the transfer of the payments due to Rostelecom for the rendered Traffic admission Services, Rostelecom has the right to demand from the Operator interest in the amount of 1/300 of the current refinancing rate of the Central Bank of the Russian Federation, for every day of payment delinquency.

8.         The validity term and conditions of termination of the Agreement

8.1.     This Agreement shall become effective as of its date and shall remain in effect until the expiry of the Contract on connection of telecommunication networks  No. 1- dated August 01, 2003.  The Parties recognize that the terms and conditions of their Agreement shall apply to their relationships arising as from the date of the Agreement on amendments to the Contract on network interaction  No.1- dated August 01, 2003, i.e. as from January 01, 2006.This Agreement shall expire concurrently with the expiration of the Contract.

9.         Miscellaneous

9.1.     All appendices to this Agreement constitute its integral part if they are composed in written form and signed by the duly authorized representatives of the Parties.

9.2.     All terms used in this Agreement have the meaning ascribed to them by the Contract if not otherwise indicated hereby.

9.3.     This Agreement is an integral part of the Contract.

9.4.     In all other respects not specified by this Agreement, the provisions of the Contract are valid.

9.5.     The agreement is issued in the Russian language in two original counterparts, one for  each Party.

9.6.     The list of Appendices hereto:

Appendix No. 1 “Calculation of the Traffic admission Services Cost”;

Appendix No.2 Traffic admission Services Report;

10.      Address and details of the Parties:

OAO Rostelecom:	OJSC Dalsvyaz

Legal address: 5, Delegatskaya st., 5	Legal address: 57, Svetlanskaya st.,
Moscow, 127091	Vladivostok, 690950

General Director	General Director

D.Ye. Yerokhin	A.A. Alekseyev
Dt. 2006	Dt. 2006
Seal here	Seal here

Appendix No. 1

to Additional Agreement No. 3

dt.                        2006

CALCULATION OF THE TRAFFIC ADMISSION SERVICES COST

Incoming	Outgoing ABC
ABC	411	413	415	416	421	423	424	426	427
401	7.48	8.57	9.60	8.34	8.97	9.43	9.55	8.86	8.86
471	6.96	8.17	9.20	7.71	8.34	8.68	8.91	8.22	8.74
472	7.08	8.28	9.32	7.76	8.45	8.68	9.03	8.28	8.86
473	6.79	8.17	9.14	7.48	8.22	8.51	8.74	8.05	8.63
474	6.73	7.94	8.97	7.42	8.11	8.40	8.68	7.94	8.51
475	7.04	7.88	8.86	7.30	7.94	8.28	8.57	7.82	8.45
481	6.90	8.11	9.09	7.71	8.34	8.74	8.97	8.28	8.51
482	6.98	7.71	8.74	7.36	7.99	8.40	8.51	7.88	8.17
483	6.90	8.17	9.14	7.71	8.34	8.63	8.91	8.17	8.63
484	7.10	7.88	8.86	7.48	8.11	8.45	8.68	7.94	8.40
485	6.67	7.48	8.45	7.08	7.65	7.99	8.28	7.53	7.94
486	6.90	8.11	9.09	7.59	8.22	8.63	8.86	8.17	8.63
487	6.73	7.94	8.91	7.42	8.05	8.45	8.63	7.99	8.40
491	6.98	7.76	8.74	7.30	7.94	8.28	8.51	7.82	8.28
492	6.79	7.59	8.57	7.13	7.76	8.11	8.34	7.65	8.11
493	6.67	7.48	8.45	7.02	7.65	8.05	8.28	7.53	7.99
494	6.42	7.36	8.40	7.02	7.59	7.99	8.17	7.42	7.88
495	6.71	7.50	8.48	7.04	7.67	8.02	8.25	7.56	7.96
496	6.98	7.76	8.74	7.30	7.94	8.28	8.51	7.82	8.22
301	3.76	5.08	5.59	3.30	4.09	4.15	4.88	3.83	6.46
302	3.36	4.61	5.40	3.11	3.56	3.76	4.35	3.30	6.09
336	6.63	7.63	8.49	6.87	7.11	7.28	7.86	7.00	8.66
341	6.26	7.23	8.20	6.93	7.28	7.57	7.86	7.05	7.86
342	5.95	7.37	7.86	6.69	7.37	7.28	7.51	7.24	7.63
343	5.82	7.24	7.80	6.44	7.18	7.00	7.40	7.00	7.51
345	5.78	7.14	7.72	6.34	7.01	7.39	7.26	6.95	7.61
346	5.22	6.64	7.63	5.97	6.64	7.08	7.32	6.46	7.51
347	6.26	7.23	8.20	6.87	7.17	7.46	7.80	7.05	7.97
349	5.34	6.40	7.45	6.09	6.71	7.14	7.32	6.52	7.01
351	5.89	7.31	7.86	6.44	7.18	7.05	7.40	7.00	7.74
352	5.58	7.06	7.57	6.13	6.87	7.18	7.17	6.75	7.51
353	6.63	7.57	8.43	7.12	7.34	7.63	8.03	7.28	8.32
381	5.21	6.63	7.17	5.58	6.32	6.56	7.00	6.13	7.23
382	4.75	6.03	6.95	5.14	5.66	5.90	6.34	5.47	7.20
383	4.81	6.01	7.00	5.14	5.58	5.76	6.32	5.39	7.18
384	4.55	5.76	6.75	4.81	5.33	5.51	6.07	5.14	7.00
385	4.88	6.07	7.00	5.07	5.58	5.70	6.26	5.39	7.37
388	4.88	6.01	6.93	4.94	5.45	5.58	6.26	5.21	7.37
390	4.61	5.78	6.71	4.68	5.22	5.35	5.90	5.21	7.14
391	4.35	5.59	6.52	4.55	5.34	5.29	5.78	5.14	6.83
394	4.61	5.78	6.64	4.48	5.27	5.34	5.78	5.08	7.20
395	3.89	5.27	5.84	3.63	4.35	4.48	5.14	4.15	6.58
411		3.88	4.55	3.70	4.03	4.75	4.42	3.96	5.01
413	3.88		3.39	4.36	4.09	4.88	3.96	4.16	3.90

Incoming	Outgoing ABC
ABC	411	413	415	416	421	423	424	426	427
415	4.55	3.39		4.82	4.29	5.01	3.76	4.42	4.16
416	3.70	4.36	4.82		3.10	3.39	3.97	2.82	5.94
421	4.03	4.09	4.29	3.10		3.06	3.10	2.27	5.75
423	4.75	4.88	5.01	3.39	3.06		3.55	3.06	6.50
424	4.42	3.96	3.76	3.97	3.10	3.55		3.31	5.74
426	3.96	4.16	4.42	2.82	2.27	3.06	3.31		5.82
427	5.01	3.90	4.16	5.94	5.75	6.50	5.74	5.82
498	6.98	7.76	8.74	7.30	7.94	8.28	8.51	7.82	8.22
499	6.71	7.50	8.48	7.04	7.67	8.02	8.25	7.56	7.96
811	6.79	7.94	8.91	7.65	8.28	8.74	8.86	8.22	8.28
812	6.73	7.47	8.44	7.24	7.87	8.21	8.38	7.75	7.75
813	6.73	7.47	8.44	7.24	7.87	8.21	8.38	7.75	7.75
814	6.81	7.57	8.55	7.34	8.09	8.43	8.55	7.86	7.91
815	6.52	7.32	8.24	7.26	7.84	8.35	8.35	7.72	7.43
816	6.98	7.76	8.80	7.48	8.11	8.51	8.63	7.99	8.11
817	6.55	7.30	8.28	6.96	7.53	7.99	8.11	7.42	7.76
818	6.52	7.32	8.35	7.63	7.72	8.12	8.30	7.61	7.66
820	6.61	7.36	8.34	7.08	7.65	8.05	8.22	7.53	7.82
821	6.27	7.57	8.12	7.14	7.38	7.78	7.95	7.26	7.66
831	6.55	7.42	8.40	6.90	7.53	7.94	8.11	7.42	7.94
833	6.22	7.13	8.11	7.09	7.31	7.65	7.82	7.13	7.71
834	6.67	7.59	8.51	6.96	7.59	7.94	8.22	7.53	8.17
835	6.36	7.30	8.28	6.73	7.36	7.71	8.05	7.25	7.88
836	6.30	7.19	8.17	7.04	7.25	7.65	7.88	7.13	7.76
841	6.79	7.65	8.63	7.02	7.71	7.99	8.28	7.59	8.28
842	6.48	7.36	8.34	6.73	7.36	7.65	7.99	7.25	8.05
843	6.36	7.19	8.22	6.98	7.25	7.59	7.88	7.08	7.82
844	6.90	8.17	9.14	7.36	8.11	8.34	8.68	7.94	8.80
845	6.92	7.76	8.74	7.08	7.76	8.05	8.40	7.65	8.40
846	6.48	7.42	8.34	7.10	7.36	7.65	7.99	7.25	8.11
847	7.13	8.40	9.37	7.59	8.28	8.51	8.91	8.11	9.09
848	6.48	7.42	8.34	7.10	7.36	7.65	7.99	7.25	8.11
851	6.79	8.17	9.09	7.36	7.99	8.17	8.63	7.82	8.97
855	6.36	7.19	8.22	6.98	7.25	7.59	7.88	7.08	7.82
861	7.48	8.86	9.72	8.05	8.74	9.03	9.49	8.57	9.43
862	7.48	8.86	9.72	8.05	8.74	9.03	9.49	8.57	9.43
863	7.25	8.51	9.49	7.82	8.51	8.80	9.14	8.40	9.14
865	7.36	8.63	9.60	7.88	8.51	8.80	9.14	8.45	9.32
866	7.36	8.74	9.66	7.88	8.57	8.80	9.20	8.45	9.43
867	7.36	8.68	9.60	7.82	8.51	8.74	9.14	8.40	9.43
871	7.30	8.63	9.60	7.82	8.45	8.68	9.09	8.28	9.43
872	7.25	8.57	9.55	7.65	8.34	8.57	8.97	8.22	9.37
873	7.30	8.68	9.66	7.82	8.51	8.63	9.14	8.28	9.43
877	7.42	8.68	9.66	7.99	8.63	8.86	9.26	8.51	9.37
878	7.42	8.74	9.66	7.88	8.63	8.74	9.26	8.45	9.43
879	7.36	8.63	9.60	7.88	8.51	8.80	9.14	8.45	9.32

1)    Billing rates (tariffs) specified herein are stated in roubles per minute, tax-exempt, eventual taxes may be imposed on the stated rates in accordance with current law.

2)    Tariffing of Traffic admission services is performed per minute from the first second of connection. The minute count is approximated to full minutes in the direction of the bigger figure.

OAO Rostelecom:	Operator:

Legal address: 5, Delegatskaya st.,	Legal address: 57, Svetlanskaya st.,
Moscow, 127091	Vladivostok, 690950

General Director	General Director

D.Ye. Yerokhin	A.A. Alekseyev
Dt. 2006	Dt. 2006
Seal here	Seal here

Appendix No. 2
to Additional Agreement No. 3

dt.                     2006

Services Report,

Under Contract No.                dt.

for                        month

This Report is drawn up between Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by                                  authorized to act by Power of attorney No.                                              dt.                             on the one part, and                                                                                                                                                     , hereinafter referred to as “Operator” represented by                                                                   ,                                             represented by                                                                             , acting on the ground of                                                                               , hereinafter altogether referred to as the “Parties”, confirming the following services rendered by Rostelecom:

Ref. No.	Description of the service	Measurement unit	Number	Service Cost net VAT, roubles	VAT, roubles	Service Cost including VAT, roubles
1	2	3	4	5	6	7
1	Long-distance termination of call in other operator’s network
2
Total

The rendered services cost aggregated                  , including VAT               .

OAO Rostelecom:	Operator:

General Director	General Director
OAO Rostelecom	OJSC Dalsvyaz

D.Ye. Yerokhin	A.A. Alekseyev
Dated 2006	Dated 2006
Seal here	Seal here